Exhibit 4.44.3

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

EXTENSION DEED OF THE JOINDER DEED ISSUED BY THE CORPORATE ENTITIES NAMED “THE BANK OF NEW YORK MELLON” AND “CEMEX ESPAÑA, S.A.” AS OF DECEMBER FOURTEEN, TWO THOUSAND NINE

NUMBER THIRTY FOUR

In the city of Madrid, my residence as of the nineteenth day of January two thousand ten.

Before me, ANTONIO PÉREZ-COCA CRESPO, Notary of Madrid and its Illustrious College, acting as substitute of my colleague Mr. RAFAEL MONJO CARRIO, due to lawful absence, and under his notarial book.

APPEARED

MR. JUAN PERLAZA, of British nationality, with majority of age, with domicile located at and for purposes of this deed, Calle José Abascal, 45 in Madrid, bearer of valid Passport Number 300919078.

MR. JUAN PELEGRI y GIRON, with majority of age, with domicile in Madrid located at, and for purposes of this deed, calle Hernández de Tejada, number l; bearer of National Identity Document number 01.489.996-X.

LEGAL PERSONALITY

The first one, in the name and on behalf of THE BANK OF NEW YORK MELLON (hereinafter referred to as

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

the “Bank”), entity incorporated in accordance with the laws of the State of New York (United States of America), with its corporate domicile located at One Wall Street, New York, N.Y. 10286, United States of America, and furthermore, acting on behalf of and for the benefit of the holders of the Senior Secured Notes issued in United States Dollars, at an interest rate of 9,25%, due 2016 by virtue of certain Indenture governed by the laws of the State of New York (United States of America), subscribed as of December 14, 2009 by and between among others, CEMEX Finance LLC, a limited liability corporation incorporated in accordance with the laws of the State of Delaware, (United States of America) as issuer and The Bank of New York Mellon, as trustee (hereinafter referred, together with its amendments or novations the “Indenture”)

Exercising the current power of attorney issued by a Notary Public of the State of New York Mr. Danny Lee, dated as of January 19, 2010, copy of which has been delivered to me. At the moment in which the legal representation is proved by delivering the original document, I the undersigned Notary, will attest by means of the corresponding proceeding.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

The second one, in the name and on behalf of the corporate entity CEMEX ESPAÑA, S.A., entity governed in accordance with the laws of Spain (in the past known as Compañía Valenciana de Cementos Pórtland, S.A.), and its corporate domicile in Madrid is located at calle Hernández de Tejada, number 1, whose corporate purpose, among others, is the manufacture, commercialization and distribution of all kinds of sacks, bags and similar articles, made of paper or any other materials, suitable for cement packaging, etc.

It was incorporated with un-definitive term by means of a deed authorized by a Notary Public, in the city of Valencia, Mr. Juan Bautista Roch Contelles, dated as of April 30, 1917, duly adapted to the current legislation by means of a deed authorized by a Notary Public, in the city of Valencia, Mr. Antonio Soto Bisquert, dated as of July 13, 1990; the incorporation of the Company was RECORDED in the Commercial Registry of Valencia in Volume 122, Book 28 regarding corporations, third section, first inscription; and the adaptation was recorded in such Registry in Volume 2854, Book 10, general section, page V2533, inscription 165;

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

furthermore, the bylaws of the Company were restated by means of another public deed number 6796 authorized by a Notary Public in Madrid, Mr. Antonio Francés y de Mateo, dated as of August 12, 1993, that caused the inscription number 200th.

The Company changed its corporate domicile to the current domicile by means of public deed number 1,489 authorized by a Notary Public in Valencia, Mr. Antonio Soto Bisquert, dated as of June 29, 1995, and recorded in the Registry of Commerce of Madrid, Volume 9743 and 9744, section 8th, Book of Corporations, pages 1 and 166, sheet number M-156542 inscriptions first and second.

The corporate domicile was changed by resolutions adopted by the General Shareholders Meeting held as of June twenty-four, two thousand two, which were officially formalized before Mr. Rafael Monjo Carrió, the same date, under public deed number 662, causing the inscription number 122º.

The Company is the bearer of C.I.F. number: A46004214.

Exercising his corporate authority by means of a power of attorney issued before Mr. Rafael Monjo Carrió, as of July twenty seven two thousand nine, under public deed number 2013.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

In accordance with the provisions of article 98 of the Law 24/2001, and further to the Resolution issued by the Director General in charge of Public Registries and Notary Publics dated as of April 12, 2002, I hereby attest that to my knowledge and by virtue of the office that they hold, such individuals have sufficient corporate authority to execute this public deed in accordance with the terms set forth herein.

Such individuals have, in accordance with my knowledge, sufficient legal capacity and legal standing to issue this Joinder Deed and, for such purposes, said individuals on behalf of the companies which they represent and for all legal purposes, make the following:

STATEMENTS

I. That, in accordance with a contract signed before Mr. Rafael Monjo Carrió, issued by means of a public deed number 4599 dated as of September 29, 2009 (hereinafter referred to as “Pledge Deed”), CEMEX, S.A.B. de C.V., New Sunward Holding B.V. and Sunward Acquisitions N.V. (the later one absorbed by New Sunward Holding B.V. as of October 23, 2009) constituted certain pledge rights (hereinafter referred to as the “Pledges”) over their shares of stock of the company CEMEX España, S.A.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

II. That, given the improvement in the conditions of the financial markets, it allows Cemex to issue notes to be issued among other things for purposes of reducing its debt with financial creditors that are part of the Creditors Agreement (as such term is defined in the Pledge Deed), CEMEX, S.A.B. de C.V. has requested such financial creditors to make some amendments to the Creditors Agreement for the purpose of increasing the flexibility of the CEMEX Group to issue notes and to apply the proceeds obtained by such issuances. Such amendments were approved by said financial creditors, and as of December 1, 2009 it was executed an amendment novation agreement that does not extinguish the Creditors Agreement. As a result of such amendments, it is stated that the creditors of the CEMEX Group by virtue of the issuance of the notes, such as the Indenture shall be considered as Creditors of the Additional Notes Creditors) and, as a consequence, they will be considered Secure Parties further to the terms of the Creditors Agreement and the Pledge Deed, and shall be entitled to obtain the benefits of the Pledges, by means of a joinder of the Pledge Deed in accordance with Clause 16 of the Pledge Deed.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

III. That, in accordance with Clause 16 of the Pledge Deed, the Secured Parties in which benefit the Guaranty Agent acted, among them the Bank, in its capacity of trustee for the holders of notes issued under the Indenture, may join the Pledge Deed and ratify the contents of such deed, accepting the constituted Pledges in their favor as a guaranty of the corresponding Secured Obligations.

Such joinder agreements shall be formalized by means of a joinder deed, all of which without need of a new consent by the pledgor or the pledgees, since their consent were granted in accordance with the Creditors Agreement (as such agreement was novated dated as of December 1, 2009) and the terms of the Pledge Deed.

IV. That as of December 14, 2009, the Bank and CEMEX España, S.A. executed a joinder agreement to the Pledge Deed, in order to guarantee by means of a first priority security interest over the Shares (as such term is defined in the Pledge Deed) concurrently with the remaining Pledges, the payment obligations related to the issuance of Senior Secured Notes of an initial amount of US$1.250.000.000, at a rate of 9,5%, due 2016, by

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

virtue of an Indenture governed under the laws of the State of New York (United States of America), executed as of December 14, 2009 by, among others, CEMEX Finance, LLC, a limited liability company incorporated in accordance with the laws of Delaware (United States of America) as issuer, and The Bank of New York Mellon, as trustee.

V. That as of January 19, 2010 CEMEX Finance, LLC issued additional Senior Secured Notes for a face value of US$500.000.000, at a rate of 9,5%, due 2016, by virtue on an Indenture referred to in paragraph IV above, as such Indenture was amended by Supplement Indenture 1 dated as of January 19, 2010.

VI. That the Parties hereto desire to issue this deed in order for the pledge over the Shares (as such term is defined in the Pledge Deed) constituted as a guaranty during the issuance of the notes described in paragraph IV above, be extended and guarantee the new notes issued in accordance with paragraph V above.

VII. That the Bank hereby expressly state that the joinder agreement referred to in the foregoing statements is formalized as an execution instrument of the rights granted to the Bank in accordance with the Pledge Deed.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

VIII. That in accordance with the foregoing, the Bank intends to issue this Extension (hereinafter referred to as the “Deed”) in accordance with the following

CLAUSES

FIRST.- JOINDER AGREEMENT TO THE PLEDGE DEED.

By means of this Deed, the Bank hereby issues the extension of the pledge over the Shares (as such term is defined in the Pledge Deed) constituted as a guaranty with respect to the issuance of notes referred to in Paragraph IV above, in order that such pledge be extended to, and to guarantee the additional issuance of notes referred to in Paragraph V above, ratifying and approving the terms and conditions of the Pledge Deed, issued before Mr. Rafael Monjo Carrió, as of September 29, 2009, and recorded under deed number 4599 in Section A of my Registrar Book, and the Joinder Deed, issued before Mr. Rafael Monjo Carrió dated as of December 14, 2009 under public deed number 3,056 whose entire content the Bank hereby states to know, giving to such delivery full value and legal effects, and accepting that the pledge over the Shares (as such term is defined in the Pledge Deed) constituted as guaranty in the

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

issuance of the notes described in Paragraph IV of this deed be extended and covering the issuance of additional notes described in Paragraph V of this Deed.

The Bank hereby REQUEST the undersigned Notary Public, to NOTIFY this Extension to WILMINGTON TRUST (LONDON) LIMITED, with domicile located at 6 Broad Street Place, London EC2M 7JH to the attention of Elaine K. Lockhart) in its capacity of Guaranty Agent, and the undersigned Notary hereby accept such request.

CEMEX España, S.A. hereby appears to this act for the purpose of notifying itself of the contents of this extension.

SECOND. - GOVERNING LAW AND JURISDICTION.

2.1 This Deed is governed by the laws of Spain.

2.2 The parties hereto expressly submit themselves to the jurisdiction of the Courts and Tribunals sitting in the capital city of Madrid, to resolve any and all claims related to the enforceability, interpretation, compliance and execution of this Deed.

TREATMENT OF INFORMATION. - The parties hereto accept the incorporation of information and the copy of the identification documents to the files of this Notary with the purposes of rendering the

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

notarial activity and to effect notification of information in accordance with the Law of Public Administrations (Ley de las Administraciones Públicas) and, as the case may be, to the Notary Public that succeeds the undersigned Notary in this city. The parties may exercise their rights of access, rectification, cancelation and opposition before the undersigned Notary.

I hereby attest and issue this deed.

And I, the Notary, HEREBY ATTEST:

a.- That I identify the individuals appearing before me by the identification documents described above, which were shown to me.

b.- That on my own judgment, the individuals appearing before me have the capacity and have legal standing to issue this deed.

c.- That the execution of this deed is lawful, and its execution derives to the free will of the individuals appearing before me, which were informed of its contents.

d.- That I read this deed to the individuals appearing before me, and were previously notified of their right to read the deed by themselves, and such individuals stated to be aware of its contents, and hereby give their consent, all of the foregoing in accordance with article 193 of the Notary Regulations.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

e.- That this public instrument is being issued in six pages of stamp paper for exclusive use of notarial documents, Series 9M, numbers 9.850.793 and five subsequent numbers, all of them, I the undersigned Notary hereby attest. Signatures of the appearing individuals follow: Signed: ANTONIO PÉREZ-COCA CRESPO. Seal of approval.

NOTARIAL PROCEEDING.- For purposes of attesting that as of January twenty-two, two thousand ten, I ANTONIO PÉREZ-COCA CRESPO, acting as substitute of, and during the lawful absence of my colleague Mr. RAFAEL MONJO CARRIÓ, have delivered in the Postal Office number 2825494, E.O. MINISTRY OF PUBLIC ADMINISTRATIONS, as Certificate and notice of receipt of the preceding deed, and the officer in charge of the postal service has given the postal receipt number RR 26 803 196 0ES.

All of which and that this proceeding is extended at the end of this public deed, in its final page under number 1716699 Series 9L.- In Madrid as of January twenty-two, two thousand ten.- Signed.- ANTONIO PÉREZ-COCA CRESPO.- Notarial Seal

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

NOTE.- As of January twenty five, two thousand ten, I hereby issue two copies, in eight stamped pages for exclusive use of notarial documents, Series 9M each, ONE COPY to CEMEX ESPAÑA, S.A. numbers 9831956 and the seven subsequent numbers in decreasing order; ONE COPY to THE BANK OF NEW YORK MELLON, numbers 9831948 and the seven subsequent numbers in decreasing order. I attest.- RAFAEL MONJO CARRIÓ.- Signed.

NOTARIAL PROCEEDING: I, ANTONIO PÉREZ-COCA CRESPO, Notary Public residing in Madrid and member of its Illustrious College, acting as substitute of, and during the lawful absence of my colleague Mr. RAFAEL MONJO CARRIÓ I hereby issue this instrument to attest that as of February two, two thousand ten, the legal representative of BANK OF NEW YORK MELLON delivered to me a copy of the power of attorney issued in favor of Mr. Juan Perlaza, issued by a Notary Public of New York, Mr. Danny Lee, dated as of January nineteenth, two thousand ten, which in accordance of my judgment, the legal representative has sufficient authority to execute this extension of the pledge deed.

And having nothing else to attest, I hereby authorize the deed in this page, I, the Notary, hereby attest. Signature: /s/ ANTONIO PEREZ-COCA CRESPO. Signed and sealed.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

NOTARIAL PROCEEDING.- Made by the undersigned, RAFAEL MONJO CARRIÓ, Notary of Madrid to attest, that as of March twenty-four, two thousand ten, the Postal and Telegraphic Service has not delivered the corresponding receipt of the letter addressed to WILMINGTON TRUST (LONDON) LIMITED, so in order to know the status of such delivery, I connect myself using one of my computers to the website named www.correos.es, and I hereby confirm that such notice has been delivered to the international office of the place of destination as of January 31 two thousand ten, and I hereby attach to this deed the printout of such inquiry.

Of all the contents of this notarial proceeding, I hereby issue this certification under one page of stamped paper for exclusive use of notarial documents, Series 9L, number 9252505, which I, The Notary, hereby attest. Signature: RAFAEL MONJO CARRIÓ. Signed and sealed. Signatures of the appearing individuals are printed. Signature: /s/ RAFAEL MONJO CARRIÓ. Signed. The Seal of the Notary appears.

---------THE ATTACHED DOCUMENTS FOLLOW----------

Mail Service:	Status of Delivery

Spain Mail Service	Customer Service

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

Individuals Companies Virtual Office

To send Documents:	Status of Delivery

To send Packages:

Money:	STATUS OF DELIVERY

A.P.E.	Delivery Number: RR268031960ES

Bancorreos	Dates Status

Other Products	26/01/2010 Admitted

Museum	26/01/2010 In transit

Customer Service	28/01/2010 Exit from International Office

31/01/2010 Arrival to International Destination Office

If you want more postal information of the country of

destination, please see the local postal office.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

CERTIFICATION

The undersigned, DAVID A. GONZALEZ VESSI, Official Translator authorized by the Superior Court of the State of Nuevo Leon, further to Approval number 861/2010 issued as of January 25, 2010,

HEREBY CERTIFIES THAT:

The preceding document is a true and accurate translation from the Spanish language to the English language of Public Deed Number 034 dated as of December 14, 2009 issued by Mr. Rafael Monjo Carrió, Notary Public residing in the city of Madrid, Spain. This certification is issued for any and all legal purposes.

Monterrey, N.L., as of June 8, 2010

DAVID A GONZALEZ VESSI